Exhibit 10.24

INDEMNIFICATION AGREEMENT

OF

ZUMIEZ INC.

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of May 21, 2014 by and between Zumiez Inc., a Washington corporation (the “Company”), and [                    ] (“Indemnitee”).

ARTICLE I

Recitals

A. Indemnitee is a Director and/or Officer of the Company and in such capacity is performing valuable services for the Company.

B. The Company’s Directors and Officers have certain existing indemnification arrangements pursuant to the Articles of Incorporation and the Amended and Restated Bylaws (the “Bylaws”) and may be entitled to indemnification pursuant to the Washington Business Corporation Act (the “WBCA”). Nevertheless, the Board of Directors of the Company (the “Board”) recognizes the limitations on the protection provided by such indemnification and the possible uncertainties as to its availability in any particular situation.

C. The Bylaws specifically provide that the indemnification arrangements provided thereunder are not exclusive, and that contracts may be entered into between the Company and its Directors and Officers with respect to indemnification of such Directors and Officers.

D. The Company has determined that it is reasonable and prudent for the Company to minimize any uncertainty regarding the availability of indemnification protections and that in order to facilitate the Company’s ability to attract and retain qualified individuals to service as Directors and Officers, the Company should act to assure such persons that there will be increased certainty of such protection in the future so that the Company’s Directors and Officers are able to continue to serve free from undue concern that they will not be adequately protected.

E. This Agreement is a supplement to and in furtherance of the Bylaws and any resolution adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any right of Indemnitee thereunder.

F. In order to induce Indemnitee to serve or to continue to serve as a Director or Officer of the Company, the Company has agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements set forth in this Agreement, and of Indemnitee’s service to the Company after the date hereof, the Company and Indemnitee agree as follows:

ARTICLE II

Certain Definitions

“Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company (collectively “ excluded persons “), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (defined, for purposes of this Agreement as any securities of the Company that vote generally in the election of Directors) or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings), or (iv) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges with the Company in such merger) cease to own their shares or other equity interest in the Company, or (v) in the event of a dissolution or liquidation of the Company, or (vi) the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets, or (vii) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company occurs by tender offer or similar transaction.

“Company” shall include, in addition to the Company named in this Agreement, its Subsidiaries, and any domestic or foreign predecessor entity of this Company, which, in a merger or other transaction, ceased to exist upon the effective date of the transaction. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Company” shall include any service as a Director, Officer, employee or agent of the Company which imposes duties on, or involves services by, such Director, Officer, employee or agent with respect to an employee benefit plan or its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests” of the Company as referred to in this Agreement.

“Expenses” mean any reasonable expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

“Indemnifiable Event” means any event or occurrence that takes place either prior to or after the effective date of this Agreement, relating to the fact that Indemnitee is or was a Director or an Officer of the Company, or while a Director or Officer is or was serving at the request of the Company as a Director, Officer, employee, trustee, agent, or fiduciary of a subsidiary of the Company or, of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a Director, Officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity.

“Independent Legal Counsel” shall mean an attorney or firm of attorneys, who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnification agreements).

“Party” includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

“Proceeding” means any threatened, pending, or complete action, suit, or proceeding, whether civil, criminal, administrative, investigative, and whether formal or informal.

ARTICLE III

Indemnification

Section 1. General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).

Section 2. Limitations on Indemnification. Indemnification shall be provided to any Indemnitee to the fullest extent permitted by the WBCA and subject to its limitations. The Company may not indemnify an Indemnitee unless approved in the specific case after a determination has been made that indemnification of Indemnitee is permissible in the circumstances because Indemnitee has met the applicable Standard of Conduct, as defined in Section 3.3 below.

Section 3. Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification, Indemnitee shall submit to the Board a sworn written statement requesting indemnification, including therein such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an “Indemnification Statement”).

Section 3.1. Presumption of Indemnification. Submission of an Indemnification Statement to the Board shall create a presumption that Indemnitee is entitled to indemnification hereunder, and the Company shall promptly, and in any event, within sixty (60) calendar days of the final disposition of the Proceeding under which such Indemnitee is seeking indemnification, make the payments requested in the Indemnification Statement to or for the benefit of Indemnitee, unless:

(a). within such sixty (60) calendar day period it shall be determined by the Company that Indemnitee is not entitled to indemnification under this Article;

(b). such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and

(c). Indemnitee shall receive written notice of such determination, which notice shall disclose with particularity the evidence upon which the determination is based, and may be given in any manner and by any means permitted under the WBCA.

Section 3.2. Determination. At the election of the Chief Executive Officer, the foregoing determination may be made either:

(a). by the Board by majority vote of a quorum consisting of Directors not at the time parties to the Proceeding;

(b). if a quorum cannot be obtained under (a) of this subsection above, by majority vote of a committee duly designated by the Board, in which designation Directors who are parties may participate, consisting solely of two or more Directors not at the time parties to the Proceeding;

(c). by Independent Legal Counsel:

(i). selected by the Board or its committee in the manner prescribed in (a) or (b) of this subsection; or

(ii) if a quorum of the Board cannot be obtained under (a) of this subsection and a committee cannot be designated under (b) of this subsection, selected by majority vote of the full Board, in which selection Directors who are parties may participate; or

(d). by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the Proceeding may not be voted on the determination.

Section 3.3. Standard of Conduct. An individual shall be deemed to have met the “Standard of Conduct,” and the Company shall indemnify an individual made a party to a proceeding because the individual is or was a Director and/or Officer against liability incurred in the Proceeding if:

(a). the individual acted in good faith; and

(b). the individual reasonably believed:

(i). in the case of conduct in the individual’s official capacity with the Company, that the individual’s conduct was in its best interests; and

(ii). in all other cases, that the individual’s conduct was at least not opposed to the Company’s best interests; and

(iii). in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

Section 3.4. Exceptions. Notwithstanding the foregoing, the Company may not indemnify a Director and/or Officer:

(a). in connection with a Proceeding by or in the right of the Company in which the individual was adjudged liable to the Company; or

(b). in connection with any other Proceeding charging improper personal benefit to the individual, whether or not involving action in the individual’s official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by the individual.

Indemnification permitted under this Section 3 in connection with a Proceeding by or in the right of the Company is limited to actual and Expenses incurred in connection with the proceeding.

Section 4. Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any Director or Officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under Section 5, or (iii) the Proceeding is instituted after a Change in Control and Independent Legal Counsel has approved its initiation.

Section 5. Expense Advances. An Indemnitee seeking payment of Expenses in advance of a final disposition of the Proceeding must furnish the Chief Executive Officer or Secretary of the Company (or such other person as may be so designated by the Chief Executive Officer or Secretary), as part of the Indemnification Statement a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct required to be eligible for indemnification and a written undertaking, constituting an unlimited general obligation of Indemnitee, to repay the advance if it is ultimately determined that Indemnitee did not meet the required standard of conduct. If the Board determines that indemnification is reasonably likely to be authorized by the Company, Indemnitee’s request for advance of Expenses may, at the discretion of the Board, be granted. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party, as provided in Section 10, that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).

Section 6. Mandatory Indemnification. Notwithstanding any other provision of this Agreement (other than Section 7 below), to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, liability, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal, or settlement, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee actually and reasonably incurred in connection thereof.

Section 8. Other Exceptions to Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of:

(a). any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act, as amended, or any similar statute;

(b). any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Act or the Company’s executive compensation recapture policy; or

(c). Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under any D&O liability insurance policy maintained by the Company.

Section 9. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its Directors, Officers and employees under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

Section 10. Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. After a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to below. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the Directors on the Board who were Directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company. Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such against any and all Expenses arising out of or relating to this Agreement or the engagement of Independent Legal pursuant hereto.

ARTICLE IV

Indemnification Process and Appeal

Section 1. Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within sixty (60) calendar days of the final disposition of the Proceeding under which Indemnitee is seeking indemnification, then Indemnitee may but need not, at any time thereafter bring suit against the Company, in any appropriate court having subject matter jurisdiction thereof and in which venue is proper, to recover the unpaid amount of the claim. To the extent successful in whole or in part, Indemnitee shall be entitled to also be paid the Expenses (to be proportionately prorated if Indemnitee is only partially successful) of prosecuting such claim.

Section 2. Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a

Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, Independent Legal Counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the Standard of Conduct set forth herein and under applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, Independent Legal Counsel, or its shareholders) that Indemnitee had not met such applicable Standard of Conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable Standard of Conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 3. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or covered action brought by Indemnitee for (i) indemnification of Expenses or Expense advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and or (ii) recovery under Directors’ and Officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense advances, or insurance recovery, as the case may be.

ARTICLE V

Notification and Defense of Proceeding

Section 1. Notice. Indemnitee shall promptly notify the Chief Executive Officer or Secretary of the Company (or such other person as may be so designated by the Chief Executive Officer or Secretary) in writing of any Proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Chief Executive Officer or Secretary (or such other person as may be so designated by the Chief Executive Officer or Secretary) such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.

Section 2. Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld, conditioned, or delayed.

After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding. However, Indemnitee shall have the right to employ his or her own legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s Expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Legal Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

Section 3. Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Legal Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement. Neither the Company nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

Section 4. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Articles of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

ARTICLE VI

Directors and Officers Liability Insurance

Section 1. Optional Insurance, Contract, and Funding. The Company may:

(a). purchase and maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Company would have power to indemnify the individual against the same liability under Section 23B.08.510 or .520 of the WCBA, or a successor statute;

(b). in addition to entering into this Agreement may enter into additional contracts with any Indemnitee in furtherance of this Article and consistent with the WCBA; and

(c). create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

ARTICLE VII

Miscellaneous

Section 1. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 2. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 3. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding.

Section 5. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

Section 6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

Section 7. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company.

Section 8. Entire Agreement. Subject to the provisions of Article III, Section 1, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

Section 9. Retroactivity. This Agreement shall be deemed to have been in effect during all periods that Indemnitee was a Director and/or Officer of the Company, regardless of the date of this Agreement.

Section 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Indemnification Agreement as of the day specified above.

COMPANY:

ZUMIEZ INC.

By:
Richard M. Brooks
Chief Executive Officer

INDEMNITEE:

Name of Indemnitee (print name)

Signature